Exhibit 10.2

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”) is made and entered into as of _________, 2026, by and among [●], a Delaware corporation (formerly known as Plum Acquisition Corp. IV, a Cayman Islands exempted corporation, prior to its domestication as a Delaware corporation) (the “Company”), Plum Partners IV, LLC (the “Sponsor”) and each of the undersigned parties listed under “Holder” on the signature pages hereto (each such party, together with the Sponsor and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.3 of this Agreement, a “Holder” and collectively the “Holders”). Any capitalized term used but not defined herein will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the Company, the Sponsor, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (formerly, a division of J.V.B. Financial Group, LLC) (“Cohen”), Seaport Global Securities LLC (“Seaport”), and the other undersigned parties listed under holders on the signature page thereto (together with the Sponsor, Cohen and Seaport, the “Original Holders”) are party to that certain Registration Rights Agreement, dated as of January 14, 2025 (the “Original RRA”);

WHEREAS, on March 8, 2026, the Company, Plum IV Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), and Controlled Thermal Resources Holdings Inc., a Delaware corporation (“CTRH”), entered into that certain Business Combination Agreement (the “Business Combination Agreement”, and the transactions contemplated thereby, the “Business Combination”), pursuant to which Merger Sub will merge with and into CTRH (the “Merger”), with CTRH surviving the Merger as a wholly-owned subsidiary of the Company;

WHEREAS, pursuant to the transactions contemplated by the Business Combination Agreement, the Original Holders hold (i) common stock, par value $0.0001 per share, of the Company (the “Common Stock”) and/or (ii) warrants to purchase shares of Common Stock, at an exercise price of $11.50 per share, subject to adjustment (the “Warrants”);

WHEREAS, pursuant to the Business Combination Agreement, the Company is issuing shares of Common Stock to the Holders designated on Schedule A hereto;

WHEREAS, pursuant to Section 5.5 of the Original RRA, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Original RRA) of at least a majority-in-interest of the Registrable Securities (as defined in the Original RRA) at the time in question; and

WHEREAS, the Company, the Sponsor, Cohen and Seaport desire to amend and restate the Original RRA in its entirety and enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings set forth below:

“Action” has the meaning set forth in Section 6.7.

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company or the Board, in each case, after consultation with outside legal counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Block Trade” shall have the meaning given in Section 2.4.1.

“Board” shall mean the Board of Directors of the Company.

“Business Combination” has the meaning given in the Recitals.

“Business Combination Agreement” has the meaning given in the Recitals.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Closing” shall have the meaning given in the Business Combination Agreement.

“Closing Date” shall have the meaning given in the Business Combination Agreement.

“Commission” means the United States Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” has the meaning given in the Recitals.

“Company” has the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“CTRH” has the meaning given in the Recitals.

“Demand Registration” has the meaning set forth in Section 2.2.1.

“Demanding Holder” has the meaning set forth in Section 2.1.4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-1 Shelf” shall have the meaning given in Section 2.1.1.

“Form S-3 Shelf” has the meaning set forth in Section 2.1.1.

“Holder Information” has the meaning set forth in Section 4.2.

“Holders” shall have the meaning given in the Preamble.

“Maximum Number of Securities” shall have the meaning given in Section 2.1.5.

“Merger” has the meaning given in the Recitals.

“Merger Sub has the meaning given in the Recitals.

“Minimum Takedown Threshold” shall have the meaning given in Section 2.1.4.

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“Original Holders” shall mean the Sponsor, each other Holder who was also a “Holder” under the Original RRA, and their respective Permitted Transferees (as defined in the Original RRA).

“Original RRA” shall have the meaning given in the Recitals hereto.

“Other Coordinated Offering” shall have the meaning given in Section 2.4.1.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority.

“Piggyback Registration” has the meaning set forth in Section 2.2.1.

“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (i) any equity securities (including the shares of Common Stock issued or issuable upon the exercise or conversion of any such equity security) of the Company held by a Holder (including but not limited to all shares of Common Stock held by the Original Holders and all Warrants held by the Original Holders) immediately following consummation of the Merger; provided, however, that Registrable Securities shall not include any Earnout Shares (as defined in the Business Combination Agreement) unless and until such Earnout Shares have been issued and are outstanding in accordance with the terms thereof; and (ii) any warrants, shares of capital stock or other securities of the Company issued or issuable as a dividend, stock split, recapitalization, reclassification or other distribution with respect to or in exchange for or in replacement of any of the securities described in the foregoing clause (i). As to any particular Registrable Security, such security shall cease to be a Registrable Security when: (a) a Registration Statement with respect to the sale of such security shall have become effective under the Securities Act and such security shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such security shall have been otherwise transferred, a new certificate for such security not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such security shall not require registration under the Securities Act; (c) such security shall have ceased to be outstanding; or (d) such security has been sold pursuant to Rule 144.

“Registration Expenses” means the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A)	all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority and any securities exchange on which the Common Stock is then listed);

(B)	fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside legal counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C)	printing, messenger, telephone and delivery expenses;

(D)	reasonable fees and disbursements of outside legal counsel for the Company;

(E)	reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F)	in an Underwritten Offering or Other Coordinated Offering, reasonable fees and expenses of one (1) outside legal counsel selected by the majority-in-interest of the Demanding Holders.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Requesting Holder” has the meaning set forth in Section 2.1.5.

“Rule 144” means Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration Statement, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” shall mean any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Sponsor” shall have the meaning given in the Preamble hereto.

“Subsequent Shelf Registration Statement” shall have the meaning given in Section 2.1.2.

“transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Withdrawal Notice” shall have the meaning given in Section 2.1.6.

Article II

REGISTRATION

Section 2.1 Shelf Registration

2.1.1 Filing.  Subject to Section 3.3, within thirty (30) calendar days following the Closing Date (the “Filing Deadline”), the Company shall submit to or file with the Commission a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) or a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), if the Company is then eligible to use a Form S-3 Shelf, in each case, covering the resale of all the Registrable Securities (determined as of two (2) Business Days prior to such submission or filing) on a delayed or continuous basis as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the earlier of (A) the filing of the Registration Statement and (B) the Filing Deadline, and (ii) the 10th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review by the Commission (such deadline the “Effectiveness Deadline”); provided, that if the Filing Deadline or Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline or Effectiveness Deadline, as the case may be, shall be extended to the next Business Day on which the Commission is open for business; provided further, that if the Commission is closed for operations due to a government shutdown, the Filing Deadline or the Effectiveness Deadline, as the case may be, shall be extended by the same number of Business Days on which the Commission remains closed. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available (the “Plan of Distribution”) to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3.

2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.3, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) Business Days prior to such filing), and pursuant to the Plan of Distribution. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form.

2.1.3 Additional Registration Statement(s). Subject to Section 3.3, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of such Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such additional Registrable Securities to be so covered twice per calendar year for all Holders combined.

2.1.4 Requests for Underwritten Shelf Takedowns. Subject to Section 3.3, at any time and from time to time, the Holders holding at least a majority in interest of the then-outstanding number of Registrable Securities held by all the Holders, or held by the Original Holders, collectively (such Holders, the “Demanding Holders”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf; provided that the Company shall only be obligated to effect an Underwritten Offering if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $[●] million (the “Minimum Takedown Threshold”). All requests for Underwritten Offerings shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Offering. Subject to Section 2.4.4, the initial Demanding Holder shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Holders may demand not more than an aggregate of three Underwritten Offerings pursuant to this Section 2.1.4 in any twelve-month period. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.

2.1.5 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggy-back rights pursuant to this Agreement (such Holders, the “Requesting Holders”) with respect to such Underwritten Offering (if any) in writing that the dollar amount or number of Registrable Securities which the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities which the Company desires to sell and the shares of Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggyback registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such Underwritten Offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any shares of the Common Stock or other equity securities proposed to be sold by the Company or by other holders of Common Stock or other equity securities. as follows: (i) first, the Registrable Securities of the Demanding Holders that can be sold without exceeding the Maximum Number of Securities (pro rata based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that all of the Demanding Holders have requested be included in such Underwritten Offering), (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Requesting Holder (if any) has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that all of the Requesting Holders have requested be included in such Underwritten Offering that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Common Stock or other equity securities of persons other than Holders of Registrable Securities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons that can be sold without exceeding the Maximum Number of Securities.

2.1.6 Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Offering, a majority-in-interest of the Demanding Holders initiating an Underwritten Offering shall have the right to withdraw from such Underwritten Offering for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Offering; provided that any Demanding Holder may elect to have the Company continue an Underwritten Offering if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Offering. If withdrawn, a demand for an Underwritten Offering shall constitute a demand for an Underwritten Offering by the withdrawing Demanding Holder for purposes of Section 2.1.4, unless such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Offering (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Offering); provided that, if the Demanding Holder(s) elects to continue an Underwritten Offering pursuant to the provision in the immediately preceding sentence, such Underwritten Offering shall instead count as an Underwritten Offering for purposes of Section 2.1.4. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Offering prior to its withdrawal under this Section 2.1.6, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to the second sentence of this Section 2.1.6.

Section 2.2 Demand Registration.

2.2.1 Request for Registration. Subject to Section 3.3, if there is not an effective Shelf available for the resale for the Registrable Securities pursuant to Section 2.1, at any time and from time to time on or after the date that is 180 days from the consummation of the Business Combination, the Demanding Holders may make a written demand for Registration under the Securities Act of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Requesting Holder shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than forty five (45) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and the Demand Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than an aggregate of three (3) Registrations pursuant to a Demand Registration under this Section 2.1.1 initiated by Holders; provided, however, that an Underwritten Offering pursuant to a Demand Registration shall not be counted for such purposes unless a Registration Statement that may be available at such time has become effective and all of the Registrable Securities requested by the Demanding Holders to be registered on behalf of the Demanding Holders in such Registration Statement have been sold, in accordance with Section 3.1 of this Agreement.

2.2.2 Effective Registration. Notwithstanding the provisions of Section 2.2.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (x) such stop order or injunction is removed, rescinded or otherwise terminated, and (y) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing of such election, which notice shall be received by the Company not later than five (5) days after the removal of any such stop order or injunction; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been previously filed pursuant to a Demand Registration becomes effective or is terminated.

2.2.3 Underwritten Demand Registration. Subject to the provisions of Section 2.2.4, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of Registrable Securities pursuant thereto shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.2.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by a majority-in-interest of the Demanding Holders initiating the Demand Registration.

2.2.4 Reduction of Underwritten Offering. If the managing Underwriter(s) for a Demand Registration that is to be an Underwritten Offering, in good faith, advises the Company, the Demanding Holders and the Requesting Holders in writing that the dollar amount or number of Registrable Securities which the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities which the Company desires to sell and the shares of Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggyback registration rights held by other stockholders of the Company who desire to sell, exceeds the Maximum Number of Securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such Underwritten Offering, then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders that can be sold without exceeding the Maximum Number of Securities (pro rata based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that all of the Demanding Holders have requested be included in such Underwritten Offering), (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Requesting Holder (if any) has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that all of the Requesting Holders have requested be included in such Underwritten Offering that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Common Stock or other equity securities of persons other than Holders of Registrable Securities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons that can be sold without exceeding the Maximum Number of Securities

2.2.5 Demand Registration Withdrawal. Any Demanding Holder shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter(s) (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, if with respect to a Demand Registration, a majority-in-interest of the Demanding Holders initiating a Demand Registration so withdraw from a Registration pursuant to such Demand Registration, such Registration shall not count as a Demand Registration provided for in Section 2.1.1 and the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this Section 2.1.6.

Section 2.3 Piggyback Registration.

2.3.1 Piggyback Rights. Subject to Section 2.4.3, if the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (including, without limitation, an Underwritten Offering pursuant to Section 2.1, if such Underwritten Offering is for the resale of Registrable Securities by any Holder), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, (v) for an exchange offer or offering of securities solely to the Company’s existing securityholders, (vi) for a rights offering, (vii) for an equity line of credit or an at-the-market offering of securities, (viii) a Block Trade, (ix) by the Company for any primary offering of the Company’s securities, or (x) an Other Coordinated Offering then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offer, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (B) offer to all of the Holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such Holders may request in writing within five (5) days following receipt of such notice (a “Piggyback Registration”). For the avoidance of doubt, the registration of securities on Form S-4 (or any successor form) in connection with the Business Combination shall not be deemed to be a Registration for purposes of this Agreement, and no Holder shall have the right to include Registrable Securities for resale therein. Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggy Back Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering.

2.3.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of securities which the Company desires to sell, taken together with (i) the Common Stock or other equity securities, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which Registration has been requested under this Section 2.2, and (iii) the Common Stock or other equity securities, if any, as to which Registration has been requested pursuant to separate written contractual piggyback registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(i) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other stockholders of the Company that pre-dates this Agreement, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1 hereof, pro rata, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other stockholders of the Company not otherwise covered above, which can be sold without exceeding the Maximum Number of Securities; and

(ii) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata based on the number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

(iii)  if the Registration or registered offering and Underwritten Offering is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1 hereof, then the Company shall include in any such Registration or registered offering securities in the priority set forth in Section 2.1.5.

2.3.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Offering, and related obligations, shall be governed by Section 2.1.6) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter(s) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

2.3.4 Unlimited Piggyback Registration Rights. For purposes of clarity, subject to Section 2.1.6, any Piggyback Registration effected pursuant to Section 2.3 hereof shall not be counted as a demand for an Underwritten Offering effected under Section 2.1 and Section 2.2 hereof. Any Piggyback Registration effected pursuant to this Section 2.3 shall remain subject to the lock-up provisions, earnout issuance conditions and other structural limitations set forth in the Business Combination Agreement.

Section 2.4 Block Trade; Other Coordinated Offerings.

2.4.1 Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, if a Demanding Holder wishes to engage in (a) an underwritten registered offering not involving a “roadshow”, an offer commonly known as a “block trade” (a “Block Trade”), or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal (an “Other Coordinated Offering”), in each case, (x) with a total offering price reasonably expected to exceed $[●] million in the aggregate or (y) with respect to all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder shall notify the Company of the Block Trade or Other Coordinated Offering at least five (5) Business Days prior to the day such offering is to commence and the Company shall use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any Underwriters, brokers, sales agents or placement agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.

2.4.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a Withdrawal Notice to the Company, the Underwriter or Underwriters (if any) and any brokers, sales agents or placement agents (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this Section 2.4.2.

2.4.3  Notwithstanding anything to the contrary in this Agreement, Section 2.3 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to this Agreement.

2.4.4   The Demanding Holder in a Block Trade or Other Coordinated Offering shall have the right to select the Underwriters and any brokers, sales agents or placement agents (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).

2.4.5  The Holders in the aggregate may demand no more than two Block Trades or Other Coordinated Offerings pursuant to this Section 2.4 in any twelve month period. For the avoidance of doubt, any Block Trade or Other Coordinated Offering effected pursuant to this Section 2.4 shall not be counted as a demand for an Underwritten Offering pursuant to Section 2.1.4 hereof or as a Demand Registration.

Article III

REGISTRATION PROCEDURES

Section 3.1 General Procedures. If at any time on or after the Closing Date the Company is required to effect the registration of any Registrable Securities pursuant to Article II, the Company shall use its commercially reasonable efforts to effect the Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as practicable and in connection with any such request:

3.1.1 prepare and file with the Commission as soon as reasonably practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least five percent (5%) of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ outside legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the outside legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence reasonably satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each national securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 advise each Holder of Registrable Securities covered by such Registration Statement, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any Prospectus forming a part of such registration statement has been filed;

3.1.9 prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus as may be (a) necessary in order to comply with the Securities Act, the Exchange Act and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 3.4, furnish a copy thereof to each seller of such Registrable Securities and by means of one outside legal counsel on behalf of all such sellers (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

3.1.10 notify the selling Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.11 permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters or other financial institutions facilitating such Underwritten Offering, Block Trade, Other Coordinated Offering or other sale pursuant to such Registration, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.12 obtain a “comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering , a Block Trade, an Other Coordinated Offering or a sale by a broker, placement agent or sales agent pursuant to a Registration Statement  in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter  or placement agent or sales agent may reasonably request;

3.1.13 obtain, on the date the Registrable Securities are delivered for sale pursuant to such Registration, to the extent customary for a transaction of its type, an opinion and negative assurance letter, dated such date, of outside legal counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, the placement agent or sales agent, if any covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, provided, in each case, that such participating Holders provide such information to such outside legal counsel as is customarily required for, or is reasonably requested by such outside legal counsel for purposes of, such opinion or negative assurance letter;

3.1.14 in the event of any Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to a Registration Statement, enter into and perform its obligations under an underwriting agreement, purchase agreement, sales agreement or placement agreement, in usual and customary form, with the managing Underwriter or broker, sales agent or placement agent of such offering or sale;

3.1.15 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.16 with respect to an Underwritten Offering pursuant to Section 2.1.4 involving gross proceeds in excess of $25,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.17 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders participating in such Registration, consistent with the terms of this Agreement, in connection with such Registration.

Section 3.2 Registration Expenses. Except as otherwise provided herein, the Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any outside legal counsel representing the Holders.

Section 3.3 Requirements for Participation in Underwritten Offerings. The Holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter or placement agent or sales agent, if any, in connection with the preparation of any Registration Statement or Prospectus, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Article II and in connection with the Company’s obligation to comply with federal and applicable state securities Laws. Notwithstanding anything in this Agreement to the contrary, if any Holder does not timely provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of outside legal counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No person or entity may participate in any any Underwritten Offering, Block Trade or Other Coordinated Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person or entity (i) agrees to sell such person’s or entity’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

Section 3.4 Suspension of Sales; Adverse Disclosure.

3.4.1 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplemented or amended Prospectus as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (i) require the Company to make an Adverse Disclosure, (ii) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control or (iii) in the good faith judgment of the majority of the Board, be seriously detrimental to the Company, and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 3.4.2, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.

Section 3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to use commercially reasonable efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Article IV

INDEMNIFICATION AND CONTRIBUTION

Section 4.1 Indemnification by the Company. The Company agrees to indemnify, to the extent permitted by law, and hold harmless each Holder of Registrable Securities, its officers, directors and agents and each Person who controls such Holder (within the meaning of the Securities Act) from and against any losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement to any of them, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

Section 4.2 Indemnification by Holders of Registrable Securities. In connection with any Registration Statement filed pursuant to this Agreement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

Section 4.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with outside legal counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one outside legal counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

Section 4.4 Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

Section 4.5 Contribution. If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, that the liability of any Holder under this Section 4.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1, 4.2 and 4.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.5 from any Person who was not guilty of such fraudulent misrepresentation.

Article V

RULE 144 and 145

Section 5.1 Rule 144 and 145. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as any Holders holding Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and 145 under the Securities Act, as such Rule 144 and 145 may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

Article VI

GENERAL PROVISIONS

Section 6.1 Entire Agreement. This Agreement (including Schedule A hereto) constitutes the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. There are no restrictions, promises, representations, warranties, covenants or undertakings as to the matters covered herein, other than those expressly set forth or referred to herein or the documents or instruments referred to herein. Upon the Closing, the Original RRA shall no longer be of any force or effect.

Section 6.2 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) upon transmission, if sent by facsimile or electronic transmission (in each case with receipt verified by electronic confirmation), or (c) one (1) Business Day after being sent by courier or express delivery service, specifying next day delivery, with proof of receipt. The addresses, email addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address, email address or facsimile numbers as may be designated in writing hereafter, in the same manner, by any such person.

Section 6.3 Assignment; No Third-Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the Holders hereunder may be freely assigned or delegated by such Holder in conjunction with and to the extent of any transfer of any Registrable Security by any such Holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and the permitted assigns of the applicable Holder or of any assignee of the applicable Holder. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article IV and this Section 6.3. No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement).

Section 6.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart and such counterparts may be delivered by the parties hereto via facsimile or electronic transmission.

Section 6.5 Amendment; Waiver. This Agreement may be amended or modified, and any provision hereof may be waived, in whole or in part, at any time pursuant to an agreement in writing executed by the Company and Holders holding a majority of the Registrable Securities at such time; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

Section 6.6 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effectuate the intent of the parties hereto.

Section 6.7 Governing Law; Venue. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction. All legal actions and proceedings arising out of or relating to this Agreement or the transactions contemplated hereby (each, an “Action”) shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (x) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (y) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than with respect to any appellate court thereof and other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each of the parties irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that he, she or it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that he, she or it or his, her or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 6.8 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right he, she or it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that he, she, it and the others hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.8.

Section 6.9 Specific Performance. Each party acknowledges and agrees that the other parties hereto would be irreparably harmed and would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed by such first party in accordance with their specific terms or were otherwise breached by such first party. Accordingly, each party agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such parties are entitled at law or in equity.

[Signature Page Follows.]

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

COMPANY:

[●]

By:
Name:
Title:

SPONSOR:

PLUM PARTNERS IV, LLC

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

HOLDER:

By:
Name:
Title:

Address for Notice:

[Signature Page to Registration Rights Agreement]